SGB INTERNATIONAL HOLDINGS INC.
909 – 6081 No. 3 Road
Richmond, BC Canada V6Y 2B2
(604) 484-3127

NEWS RELEASE

VANCOUVER, BC, January 11, 2011 – SGB International Holdings Inc. (the “Company”) announces the results of the annual and special meeting of shareholders held on November 30, 2010.

The shareholders elected Xin Lin and Stuart Wooldridge as directors of the Company. Jun Huang did not run for re-election.

The shareholders also appointed Stan J.H. Lee, CPA as the auditor of the Company and authorized the directors of the Company to fix the auditor’s remuneration.

The shareholders also approved the 2010 equity compensation plan pursuant to which the board of directors of the Company may grant stock options or stock awards to acquire up to a maximum of 10% of the total issued and outstanding common shares of the Company at the time of grant.

On behalf of the Board of Directors

SGB INTERNATIONAL HOLDINGS INC.

Xin Li
President and Director

Contact:
SGB International Holdings Inc.
Xin Li
President and Director
(604) 484-3127